Exhibit 99.1
FOR IMMEDIATE RELEASE

Johnson Controls Reports Solid Fourth Quarter and Full Year Results; Initiates FY23 Guidance
________________________________________________________________________________
▪Q4 GAAP EPS of $1.10; Adjusted EPS of $0.99, up 13% versus prior year; full year GAAP EPS of $2.19; Adjusted EPS of $3.00, up 13% versus prior year
▪Q4 reported sales +5% versus prior year; +10% organically; full year reported sales +7%; +9% organically
▪Q4 Orders +9% organically year-over year; full year orders +10% organically year-over-year
▪Record backlog of $11.1 billion, increased 13% organically year-over-year
▪Initiates fiscal 2023 adjusted EPS guidance of $3.20 to $3.60, an increase of 7% to 20% year-over-year; fiscal Q1 adjusted EPS guided to $0.65 to $0.67, an increase of 20% to 24% year-over-year
________________________________________________________________________________
CORK, Ireland, November 3, 2022 -- Johnson Controls International plc (NYSE: JCI), a global leader for smart, healthy and sustainable buildings, today reported fiscal fourth quarter 2022 GAAP earnings per share (“EPS”) from continuing operations, including special items, of $1.10. Excluding special items, adjusted EPS from continuing operations was $0.99, up 13% versus the prior year period (see attached footnotes for non-GAAP reconciliation).
Sales in the quarter of $6.7 billion increased 5% compared to the prior year on an as reported basis and grew 10% organically. GAAP net income from continuing operations was $761 million. Adjusted net income from continuing operations of $682 million was up 9% versus the prior year. Earnings before interest and taxes (“EBIT”) was $666 million and EBIT margin was 9.9%. Adjusted EBIT was $917 million and adjusted EBIT margin was 13.6%, improving 70 basis points versus the prior year.
“During the year, we capitalized on robust demand and progressed our transformation, enhancing our differentiated business model and launching unique solutions that further establish Johnson Controls as an industry leader in smart, healthy, and sustainable buildings. While macro challenges continue to cause uncertainty for the broader market, we are optimistic about extending our strong momentum as we convert our backlog and execute our new capabilities powered by OpenBlue in the upcoming fiscal year,” said George Oliver, Chairman and Chief Executive Officer.
“We recorded another strong quarter in both orders and revenue, and delivered margin expansion which offset material foreign exchange headwinds,” said Olivier Leonetti, Chief Financial Officer. “We have built our backlog considerably over the year, driven by our mission-critical solutions, which increasingly resonate with our customers. As we look ahead, we remain confident in the resiliency of our products and services as we continue to navigate through an uncertain operating environment.”

Income and EPS amounts attributable to Johnson Controls ordinary shareholders
($ millions, except per-share amounts)
The financial highlights presented in the tables below are in accordance with GAAP, unless otherwise indicated. All comparisons are to the fiscal fourth quarter of 2021. Effective October 1, 2021, the Company’s Marine business, previously reported across the Building Solutions Asia Pacific, Global Products and Building Solutions EMEA/LA segments, is now managed and reported under the Building Solutions EMEA/LA segment. Historical information has been re-cast to present the comparative periods on a consistent basis.
Organic sales growth, adjusted sales, organic segment EBITA growth, total segment EBITA, adjusted segment EBITA, adjusted corporate expense, EBIT, adjusted EBIT, adjusted net income from continuing operations, adjusted EPS from continuing operations, and free cash flow are non-GAAP financial measures. For a reconciliation of these non-GAAP measures and detail of the special items, refer to the attached footnotes. A slide presentation to accompany the results can be found in the Investor Relations section of Johnson Controls’ website at http://investors.johnsoncontrols.com.

	Fiscal Q4
	GAAP		Adjusted
	2021	2022	2021	2022
Sales	$6,392	$6,725	$6,395	$6,725
Segment EBITA	1,012	885	1,018	1,107
EBIT	853	666	827	917
Net income from continuing operations	269	761	628	682

Diluted EPS from continuing operations	$0.38	$1.10	$0.88	$0.99

SEGMENT RESULTS

Building Solutions North America

	Fiscal Q4
	GAAP		Adjusted
	2021	2022	2021	2022
Sales	$2,347	$2,562	$2,347	$2,562
Segment EBITA	357	377	357	377
Segment EBITA Margin %	15.2%	14.7%	15.2%	14.7%

Sales in the quarter of $2.6 billion increased 9% versus the prior year. Organic sales also increased 9% over the prior year, led by low double-digit growth in our project-based business and continued growth in HVAC & Controls.
Orders in the quarter, excluding M&A and adjusted for foreign currency, increased 13% year-over-year. Backlog at the end of the quarter of $7.5 billion increased 18% compared to the prior year, excluding M&A and adjusted for foreign currency.
Adjusted segment EBITA was $377 million, up 6% versus the prior year. Adjusted segment EBITA margin of 14.7% declined 50 basis points versus the prior year as the benefits of the SG&A/COGS optimization actions were more than offset by lower absorption related to supply chain challenges and labor constraints.

Building Solutions EMEA/LA (Europe, Middle East, Africa/Latin America)

	Fiscal Q4
	GAAP		Adjusted
	2021	2022	2021	2022
Sales	$1,001	$976	$1,001	$976
Segment EBITA	110	92	110	92
Segment EBITA Margin %	11.0%	9.4%	11.0%	9.4%

Sales in the quarter of $976 million declined 3% versus the prior year. Organic sales grew 9% versus the prior year with low double-digit growth in Fire & Security and high single-digit growth in HVAC & Controls. By region, strong organic growth in Europe was offset by a decline in Latin America and the Middle East.
Orders in the quarter, excluding M&A and adjusted for foreign currency, increased 3% year-over-year. Backlog at the end of the quarter of $2.0 billion increased 7% year-over-year, excluding M&A and adjusted for foreign currency.

Adjusted segment EBITA was $92 million, down 16% versus the prior year. Adjusted segment EBITA margin of 9.4% declined 160 basis points versus the prior year, as the benefits of SG&A/COGS optimization actions were more than offset by continued FX headwinds and unfavorable region and project mix.

Building Solutions Asia Pacific

	Fiscal Q4
	GAAP		Adjusted
	2021	2022	2021	2022
Sales	$715	$751	$715	$751
Segment EBITA	110	105	110	105
Segment EBITA Margin %	15.4%	14.0%	15.4%	14.0%

Sales in the quarter of $751 million increased 5% versus the prior year. Sales increased 12% organically versus the prior year, led by strong demand for HVAC & Controls. By region, sales in China grew high-teens in the quarter, led by strong Service execution.
Orders in the quarter, excluding M&A and adjusted for foreign currency, increased 3% year-over-year. Backlog at the end of the quarter of $1.6 billion declined 2% year-over-year, excluding M&A and adjusted for foreign currency.
Adjusted segment EBITA was $105 million, declining 5% versus the prior year. Adjusted segment EBITA margin of 14.0% declined 140 basis points versus the prior year as positive price/cost and the benefits of SG&A/COGS optimization actions were more than offset by FX headwinds, lower volumes, and unfavorable mix due to higher HVAC shipments.

Global Products

	Fiscal Q4
	GAAP		Adjusted
	2021	2022	2021	2022
Sales	$2,329	$2,436	$2,332	$2,436
Segment EBITA	435	311	441	533
Segment EBITA Margin %	18.7%	12.8%	18.9%	21.9%

Sales in the quarter of $2.4 billion increased 5% versus the prior year. Organic sales grew 11% versus the prior year driven by strong price realization and continued growth in Light Commercial, Residential HVAC, and Fire Detection products.
Adjusted segment EBITA was $533 million, up 21% versus the prior year. Adjusted segment EBITA margin of 21.9% expanded 300 basis points versus the prior year, driven by higher volume leverage, positive mix, and the benefits of SG&A/COGS actions.

Corporate

	Fiscal Q4
	GAAP		Adjusted
	2021	2022	2021	2022
Corporate Expense	($83)	($143)	($83)	($89)

Adjusted Corporate expense was $89 million in the quarter, an increase of 7% compared to the prior year.

OTHER ITEMS
▪For the quarter, cash provided by operating activities from continuing operations was $1.2 billion and capital expenditures were $162 million, resulting in a free cash flow from continuing operations of $1.0 billion.
▪For the full year, cash provided by operating activities from continuing operations was $2.0 billion and capital expenditures were $592 million, resulting in a free cash flow from continuing operations of $1.4 billion, representing 67% conversion.
▪For the full year, the Company repurchased 21.7 million shares for approximately $1.4 billion.

▪During the quarter, the Company recorded net pre-tax mark-to-market gains of $192 million related primarily to the remeasurement of the Company’s pension and postretirement benefit plans and restricted asbestos investments.
▪During the quarter, the Company recorded pre-tax restructuring and impairment costs of $167 million, including a $75 million impairment of goodwill attributable to the Silent-Aire reporting unit and a $45 million impairment of long-lived assets in our Asia Pacific segment.
▪The Company recorded a pre-tax charge of $255 million to increase its environmental remediation and related reserves primarily associated with long-term remediation activities at its facilities in Marinette, Wisconsin.
▪The Company recorded a discrete period tax benefit of $301 million upon the expiration of the statute of limitations for certain tax years.
▪In September, the Company issued €600 million senior notes due 2028 and $400 million senior notes due 2032.

FIRST QUARTER GUIDANCE
The Company initiated fiscal 2023 first quarter guidance:
▪Organic revenue growth of low double-digit year-over-year
▪Adjusted segment EBITA margin improvement of 120 to 130 basis points, year-over-year
▪Adjusted EPS before special items of $0.65 to $0.67

FULL YEAR GUIDANCE
The Company initiated fiscal 2023 full year EPS guidance:
▪Organic revenue growth of high single-digits to low double-digits year-over year
▪Adjusted segment EBITA margin improvement of 80 to 120 basis points, year-over-year
▪Adjusted EPS before special items of $3.20 to $3.60; representing 7% to 20% growth year-over-year

CONFERENCE CALL & WEBCAST INFO

Johnson Controls will host a conference call to discuss this quarter’s results at 8:30 a.m. ET today, which can be accessed by dialing 888-324-9610 (in the United States) or 630-395-0255 (outside the United States), or via webcast. The passcode is “Johnson Controls”. A slide presentation will accompany the prepared remarks and has been posted on the investor relations section of the Johnson Controls website at https://investors.johnsoncontrols.com/news-and-events/events-and-presentations. A replay will be made available approximately two hours following the conclusion of the conference call.

About Johnson Controls:
At Johnson Controls (NYSE:JCI), we transform the environments where people live, work, learn and play. As the global leader in smart, healthy and sustainable buildings, our mission is to reimagine the performance of buildings to serve people, places and the planet.
Building on a proud history of nearly 140 years of innovation, we deliver the blueprint of the future for industries such as healthcare, schools, data centers, airports, stadiums, manufacturing and beyond through OpenBlue, our comprehensive digital offering.
Today, with a global team of 100,000 experts in more than 150 countries, Johnson Controls offers the world`s largest portfolio of building technology and software as well as service solutions from some of the most trusted names in the industry.
Visit www.johnsoncontrols.com for more information and follow @Johnson Controls on social platforms.

JOHNSON CONTROLS CONTACTS:

INVESTOR CONTACT:	MEDIA CONTACT:

Michael Gates	Danielle Canzanella
Direct: +1 414.524.5785	Direct: +1 203.499.8297
Email: michael.j.gates@jci.com	Email: danielle.canzanella@jci.com

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Johnson Controls International plc Cautionary Statement Regarding Forward-Looking Statements
Johnson Controls International plc has made statements in this communication that are forward-looking and therefore are subject to risks and uncertainties. All statements in this document other than statements of historical fact are, or could be, “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. In this communication, statements regarding Johnson Controls future financial position, sales, costs, earnings, cash flows, other measures of results of operations, synergies and integration opportunities, capital expenditures, debt levels and market outlook are forward-looking statements. Words such as “may,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe,” “should,” “forecast,” “project” or “plan” and terms of similar meaning are also generally intended to identify forward-looking statements. However, the absence of these words does not mean that a statement is not forward-looking. Johnson Controls cautions that these statements are subject to numerous important risks, uncertainties, assumptions and other factors, some of which are beyond its control, that could cause its actual results to differ materially from those expressed or implied by such forward-looking statements, including, among others, risks related to: Johnson Controls ability to manage general economic, business and capital market conditions, including recessions and other economic downturns, the ability to manage macroeconomic and geopolitical volatility, including global price inflation, shortages impacting the availability of raw materials and component products and the conflict between Russia and Ukraine; the ability to develop or acquire new products and technologies that achieve market acceptance and meet applicable regulatory requirements; the strength of the U.S. or other economies; fluctuations in currency exchange rates; changes or uncertainty in laws, regulations, rates, policies or interpretations that impact Johnson Controls business operations or tax status; changes to laws or policies governing foreign trade, including economic sanctions, increased tariffs or trade restrictions; maintaining the capacity, reliability and security of Johnson Controls enterprise information technology infrastructure; the ability to manage the lifecycle cybersecurity risk in the development, deployment and operation of Johnson Controls digital platforms and services; the risk of infringement or expiration of intellectual property rights; Johnson Controls ability to manage the impacts of natural disasters, climate change, pandemics and outbreaks of contagious diseases and other adverse public health developments, such as the COVID-19 pandemic; the ability of Johnson Controls to drive organizational improvement; any delay or inability of Johnson Controls to realize the expected benefits and synergies of recent portfolio transactions; the outcome of litigation and governmental proceedings; the ability to hire and retain senior management and other key personnel; the tax treatment of recent portfolio transactions; significant transaction costs and/or unknown liabilities associated with such transactions; labor shortages, work stoppages, union negotiations, labor disputes and other matters associated with the labor force; and the cancellation of or changes to commercial arrangements. A detailed discussion of risks related to Johnson Controls business is included in the section entitled “Risk Factors” in Johnson Controls Annual Report on Form 10-K for the 2021 fiscal year filed with the SEC on November 15, 2021, which is available at www.sec.gov and www.johnsoncontrols.com under the “Investors” tab. The description of certain of these risks is supplemented in Item 1A of Part II of Johnson Controls subsequently filed Quarterly Reports on Form 10-Q. Shareholders, potential investors and others should consider these factors in evaluating the forward-looking statements and should not place undue reliance on such statements. The forward-looking statements included in this communication are made only as of the date of this document, unless otherwise specified, and, except as required by law, Johnson Controls assumes no obligation, and disclaims any obligation, to update such statements to reflect events or circumstances occurring after the date of this communication.
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Non-GAAP Financial Information
This press release contains financial information regarding adjusted earnings per share, which is a non-GAAP performance measure. The adjusting items include restructuring and impairment costs, net mark-to-market adjustments, Silent-Aire other nonrecurring items, Silent-Aire earn-out adjustment, charges associated with the suspension of operations in Russia, certain transaction / separation costs, certain environmental remediation and related reserve adjustments, Power Solutions divestiture reserve adjustment and discrete tax items. Financial information regarding organic sales growth, adjusted sales, EBIT, EBIT margin, adjusted EBIT, adjusted EBIT margin, organic segment EBITA growth, total segment EBITA, adjusted segment EBITA, adjusted segment EBITA margin, adjusted Corporate expense, free cash flow, free cash flow conversion and adjusted net income from continuing operations are also presented, which are non-GAAP performance measures. Management believes that, when considered together with unadjusted amounts, these non-GAAP measures are useful to investors in understanding period-over-

period operating results and business trends of Johnson Controls. Management may also use these metrics as guides in forecasting, budgeting and long-term planning processes and for compensation purposes. These metrics should be considered in addition to, and not as replacements for, the most comparable GAAP measure. For further information on the calculation of the non-GAAP measures and a reconciliation of these non-GAAP measures, refer to the attached footnotes.
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JOHNSON CONTROLS INTERNATIONAL PLC CONDENSED CONSOLIDATED STATEMENTS OF INCOME (in millions, except per share data; unaudited)

	Three Months Ended September 30,
	2022	2021

Net sales	$6,725	$6,392
Cost of sales	4,430	4,201
Gross profit	2,295	2,191

Selling, general and administrative expenses	(1,533)	(1,344)
Restructuring and impairment costs	(167)	(67)
Net financing charges	(60)	(47)
Equity income	71	73

Income from continuing operations before income taxes	606	806

Income tax provision (benefit)	(203)	490

Income from continuing operations	809	316

Income from discontinued operations, net of tax	—	—

Net income	809	316

Less: Income from continuing operations attributable to noncontrolling interests	48	47

Net income attributable to JCI	$761	$269

Income from continuing operations	$761	$269

Diluted earnings per share from continuing operations	$1.10	$0.38
Diluted earnings per share from discontinued operations	—	—
Diluted earnings per share	$1.10	$0.38

Diluted weighted average shares	691.2	717.0
Shares outstanding at period end	688.7	708.7

JOHNSON CONTROLS INTERNATIONAL PLC CONDENSED CONSOLIDATED STATEMENTS OF INCOME (in millions, except per share data; unaudited)
	Twelve Months Ended September 30,
	2022	2021

Net sales	$25,299	$23,668
Cost of sales	16,956	15,609
Gross profit	8,343	8,059

Selling, general and administrative expenses	(5,945)	(5,258)
Restructuring and impairment costs	(721)	(242)
Net financing charges	(213)	(206)
Equity income	246	261

Income from continuing operations before income taxes	1,710	2,614

Income tax provision (benefit)	(13)	868

Income from continuing operations	1,723	1,746

Income from discontinued operations, net of tax	—	124

Net income	1,723	1,870

Less: Income from continuing operations attributable to noncontrolling interests	191	233

Net income attributable to JCI	$1,532	$1,637

Income from continuing operations	$1,532	$1,513
Income from discontinued operations	—	124

Net income attributable to JCI	$1,532	$1,637

Diluted earnings per share from continuing operations	$2.19	$2.10
Diluted earnings per share from discontinued operations	—	0.17
Diluted earnings per share	$2.19	$2.27

Diluted weighted average shares	699.6	721.1
Shares outstanding at period end	688.7	708.7

JOHNSON CONTROLS INTERNATIONAL PLC CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL POSITION (in millions; unaudited)
	September 30, 2022	September 30, 2021
ASSETS
Cash and cash equivalents	$2,031	$1,336
Accounts receivable - net	5,528	5,613
Inventories	2,510	2,057
Assets held for sale	387	—
Other current assets	1,229	992
Current assets	11,685	9,998

Property, plant and equipment - net	3,042	3,228
Goodwill	17,328	18,335
Other intangible assets - net	4,641	5,549
Investments in partially-owned affiliates	963	1,066
Noncurrent assets held for sale	751	156
Other noncurrent assets	3,748	3,558
Total assets	$42,158	$41,890

LIABILITIES AND EQUITY
Short-term debt and current portion of long-term debt	$1,534	$234
Accounts payable and accrued expenses	5,219	4,754
Liabilities held for sale	236	—
Other current liabilities	4,250	4,110
Current liabilities	11,239	9,098

Long-term debt	7,426	7,506
Other noncurrent liabilities	6,029	6,533
Noncurrent liabilities held for sale	62	—
Shareholders' equity attributable to JCI	16,268	17,562
Noncontrolling interests	1,134	1,191
Total liabilities and equity	$42,158	$41,890

JOHNSON CONTROLS INTERNATIONAL PLC CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (in millions; unaudited)
	Three Months Ended September 30,
	2022	2021
Operating Activities
Net income from continuing operations attributable to JCI	$761	$269
Income from continuing operations attributable to noncontrolling interests	48	47

Net income from continuing operations	809	316

Adjustments to reconcile net income from continuing operations to cash provided by operating activities:
Depreciation and amortization	197	218
Pension and postretirement benefit income	(224)	(158)
Pension and postretirement contributions	(13)	(28)
Equity in earnings of partially-owned affiliates, net of dividends received	55	(51)
Deferred income taxes	100	30
Non-cash restructuring and impairment costs	125	4
Other - net	12	29
Changes in assets and liabilities, excluding acquisitions and divestitures:
Accounts receivable	210	14
Inventories	(12)	(15)
Other assets	(86)	(134)
Restructuring reserves	(5)	(17)
Accounts payable and accrued liabilities	482	(41)
Accrued income taxes	(471)	362
Cash provided by operating activities from continuing operations	1,179	529

Investing Activities
Capital expenditures	(162)	(228)
Acquisition of businesses, net of cash acquired	(33)	(18)
Other - net	90	42
Cash used by investing activities from continuing operations	(105)	(204)

Financing Activities
Increase (decrease) in short and long-term debt - net	(268)	36
Stock repurchases and retirements	(14)	(306)
Payment of cash dividends	(242)	(192)
Proceeds from the exercise of stock options	2	18
Dividends paid to noncontrolling interests	—	(9)
Employee equity-based compensation withholding taxes	(2)	(3)
Other - net	(21)	(25)
Cash used by financing activities from continuing operations	(545)	(481)

Discontinued Operations
Net cash used by operating activities	—	(8)
Net cash used by investing activities	—	—
Net cash used by financing activities	—	—
Net cash flows used by discontinued operations	—	(8)

Effect of exchange rate changes on cash, cash equivalents and restricted cash	(4)	49
Increase (decrease) in cash, cash equivalents and restricted cash	$525	$(115)

JOHNSON CONTROLS INTERNATIONAL PLC CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (in millions; unaudited)
	Twelve Months Ended September 30,
	2022	2021
Operating Activities
Net income from continuing operations attributable to JCI	$1,532	$1,513
Income from continuing operations attributable to noncontrolling interests	191	233

Net income from continuing operations	1,723	1,746

Adjustments to reconcile net income from continuing operations to cash provided by operating activities:
Depreciation and amortization	830	845
Pension and postretirement benefit income	(216)	(551)
Pension and postretirement contributions	(96)	(68)
Equity in earnings of partially-owned affiliates, net of dividends received	30	(117)
Deferred income taxes	(141)	36
Non-cash restructuring and impairment costs	555	98
Other - net	44	(9)
Changes in assets and liabilities, excluding acquisitions and divestitures:
Accounts receivable	(427)	(143)
Inventories	(773)	(219)
Other assets	(362)	(164)
Restructuring reserves	(7)	(44)
Accounts payable and accrued liabilities	1,270	813
Accrued income taxes	(440)	328
Cash provided by operating activities from continuing operations	1,990	2,551

Investing Activities
Capital expenditures	(592)	(552)
Acquisition of businesses, net of cash acquired	(269)	(725)
Business divestitures, net of cash divested	16	19
Other - net	152	168
Cash used by investing activities from continuing operations	(693)	(1,090)

Financing Activities
Increase (decrease) in short and long-term debt - net	1,966	(28)
Stock repurchases and retirements	(1,441)	(1,307)
Payment of cash dividends	(916)	(762)
Proceeds from the exercise of stock options	17	178
Dividends paid to noncontrolling interests	(121)	(142)
Cash paid to acquire a noncontrolling interest	(1)	(14)
Employee equity-based compensation withholding taxes	(51)	(33)
Other - net	31	(23)
Cash used by financing activities from continuing operations	(516)	(2,131)

Discontinued Operations
Net cash used by operating activities	(4)	(64)
Net cash used by investing activities	—	—
Net cash used by financing activities	—	—
Net cash flows used by discontinued operations	(4)	(64)

Effect of exchange rate changes on cash, cash equivalents and restricted cash	(53)	116
Increase (decrease) in cash, cash equivalents and restricted cash	$724	$(618)

FOOTNOTES
1. Financial Summary

The Company evaluates the performance of its business units primarily on segment earnings before interest, taxes and amortization (EBITA), which represents income from continuing operations before income taxes and noncontrolling interests, excluding general corporate expenses, intangible asset amortization, net financing charges, restructuring and impairment costs, charges attributable to the suspension of operations in Russia, Silent-Aire earn-out adjustment, certain transaction/separation costs, certain environmental remediation and related reserve adjustments, and the net mark-to-market adjustments related to restricted asbestos investments and pension and postretirement plans. The financial results shown below are for continuing operations and exclude the Power Solutions business. Historical information has been re-cast for changes in the composition of reportable segments effective October 1, 2021, to present the comparative periods on a consistent basis.

(in millions; unaudited)	Three Months Ended September 30,
	2022		2021
	Actual	Adjusted Non-GAAP	Actual	Adjusted Non-GAAP

Net sales (1)
Building Solutions North America	$2,562	$2,562	$2,347	$2,347
Building Solutions EMEA/LA	976	976	1,001	1,001
Building Solutions Asia Pacific	751	751	715	715
Global Products	2,436	2,436	2,329	2,332
Net sales	$6,725	$6,725	$6,392	$6,395

Segment EBITA (1)
Building Solutions North America	$377	$377	$357	$357
Building Solutions EMEA/LA	92	92	110	110
Building Solutions Asia Pacific	105	105	110	110
Global Products	311	533	435	441
Segment EBITA	885	1,107	1,012	1,018
Corporate expenses (2)	(143)	(89)	(83)	(83)
Amortization of intangible assets (3)	(101)	(101)	(115)	(108)
Net mark-to-market gains (4)	192	—	106	—
Restructuring and impairment costs (5)	(167)	—	(67)	—
EBIT (6)	666	917	853	827
EBIT margin	9.9%	13.6%	13.3%	12.9%
Net financing charges	(60)	(60)	(47)	(47)
Income from continuing operations before income taxes	606	857	806	780
Income tax benefit (provision) (7)	203	(116)	(490)	(105)
Income from continuing operations	809	741	316	675
Income from continuing operations attributable to noncontrolling interests (8)	(48)	(59)	(47)	(47)
Net income from continuing operations attributable to JCI	$761	$682	$269	$628

(in millions; unaudited)	Twelve Months Ended September 30,
	2022		2021
	Actual	Adjusted Non-GAAP	Actual	Adjusted Non-GAAP

Net sales (1)
Building Solutions North America	$9,367	$9,367	$8,685	$8,685
Building Solutions EMEA/LA	3,845	3,845	3,884	3,884
Building Solutions Asia Pacific	2,714	2,714	2,616	2,616
Global Products	9,373	9,373	8,483	8,489
Net sales	$25,299	$25,299	$23,668	$23,674

Segment EBITA (1)
Building Solutions North America	$1,122	$1,122	$1,204	$1,204
Building Solutions EMEA/LA	358	369	401	401
Building Solutions Asia Pacific	332	332	344	344
Global Products	1,594	1,773	1,436	1,449
Segment EBITA	3,406	3,596	3,385	3,398
Corporate expenses (2)	(369)	(306)	(290)	(290)
Amortization of intangible assets (3)	(427)	(414)	(435)	(425)
Net mark-to-market gains (4)	34	—	402	—
Restructuring and impairment costs (5)	(721)	—	(242)	—
EBIT (6)	1,923	2,876	2,820	2,683
EBIT margin	7.6%	11.4%	11.9%	11.3%
Net financing charges	(213)	(213)	(206)	(206)
Income from continuing operations before income taxes	1,710	2,663	2,614	2,477
Income tax benefit (provision) (7)	13	(359)	(868)	(334)
Income from continuing operations	1,723	2,304	1,746	2,143
Income from continuing operations attributable to noncontrolling interests (8)	(191)	(207)	(233)	(233)
Net income from continuing operations attributable to JCI	$1,532	$2,097	$1,513	$1,910

(1) The Company's press release contains financial information regarding adjusted net sales, total segment EBITA, adjusted segment EBITA and adjusted segment EBITA margins, which are non-GAAP performance measures. The Company's definition of adjusted net sales and adjusted segment EBITA excludes special items because these revenues and/or costs are not considered to be directly related to the underlying operating performance of its businesses. Management believes these non-GAAP measures are useful to investors in understanding the ongoing operations and business trends of the Company.

A reconciliation of total segment EBITA to income from continuing operations is shown earlier within this footnote. The following is the three months ended September 30, 2022 and 2021 reconciliation of net sales, total segment EBITA, and segment EBITA margin as reported to adjusted net sales, adjusted segment EBITA and adjusted segment EBITA margin (unaudited):

(in millions)	Building Solutions North America		Building Solutions EMEA/LA		Building Solutions Asia Pacific		Global Products		Consolidated JCI plc
	2022	2021	2022	2021	2022	2021	2022	2021	2022	2021
Net sales as reported	$2,562	$2,347	$976	$1,001	$751	$715	$2,436	$2,329	$6,725	$6,392

Adjusting items:
Nonrecurring Silent-Aire purchase accounting impacts	—	—	—	—	—	—	—	3	—	3

Adjusted net sales	$2,562	$2,347	$976	$1,001	$751	$715	$2,436	$2,332	$6,725	$6,395

Segment EBITA as reported	$377	$357	$92	$110	$105	$110	$311	$435	$885	$1,012
Segment EBITA margin as reported	14.7%	15.2%	9.4%	11.0%	14.0%	15.4%	12.8%	18.7%	13.2%	15.8%

Adjusting items:
Nonrecurring Silent-Aire purchase accounting impacts and other costs	—	—	—	—	—	—	—	6	—	6
Environmental remediation and related reserves adjustment (9)	—	—	—	—	—	—	222	—	222	—

Adjusted segment EBITA	$377	$357	$92	$110	$105	$110	$533	$441	$1,107	$1,018
Adjusted segment EBITA margin	14.7%	15.2%	9.4%	11.0%	14.0%	15.4%	21.9%	18.9%	16.5%	15.9%

The following is the twelve months ended September 30, 2022 and 2021 reconciliation of net sales, total segment EBITA and segment EBITA margin as reported to adjusted net sales, adjusted segment EBITA and adjusted segment EBITA margin (unaudited):

(in millions)	Building Solutions North America		Building Solutions EMEA/LA		Building Solutions Asia Pacific		Global Products		Consolidated JCI plc
	2022	2021	2022	2021	2022	2021	2022	2021	2022	2021
Net sales as reported	$9,367	$8,685	$3,845	$3,884	$2,714	$2,616	$9,373	$8,483	$25,299	$23,668

Adjusting items:
Nonrecurring Silent-Aire purchase accounting impacts	—	—	—	—	—	—	—	6	—	6

Adjusted net sales	$9,367	$8,685	$3,845	$3,884	$2,714	$2,616	$9,373	$8,489	$25,299	$23,674

Segment EBITA as reported	$1,122	$1,204	$358	$401	$332	$344	$1,594	$1,436	$3,406	$3,385
Segment EBITA margin as reported	12.0%	13.9%	9.3%	10.3%	12.2%	13.1%	17.0%	16.9%	13.5%	14.3%

Adjusting items:
Silent-Aire earn-out adjustment	—	—	—	—	—	—	(43)	—	(43)	—
Charges attributable to the suspension of operations in Russia	—	—	11	—	—	—	—	—	11	—
Nonrecurring Silent-Aire purchase accounting impacts and other costs	—	—	—	—	—	—	—	13	—	13
Environmental remediation and related reserves adjustment (9)	—	—	—	—	—	—	222	—	222	—

Adjusted segment EBITA	$1,122	$1,204	$369	$401	$332	$344	$1,773	$1,449	$3,596	$3,398
Adjusted segment EBITA margin	12.0%	13.9%	9.6%	10.3%	12.2%	13.1%	18.9%	17.1%	14.2%	14.4%

(2) Adjusted Corporate expenses for the three months ended September 30, 2022 excludes $33 million of an environmental remediation and related reserves adjustment and transaction/separation costs of $21 million. Adjusted Corporate expenses for the twelve months ended September 30, 2022 excludes $33 million of an environmental remediation and related reserves adjustment and transaction/separation costs of $30 million.

(3) Adjusted amortization of intangible assets for the twelve months ended September 30, 2022 excludes $13 million of nonrecurring intangible asset amortization related to Silent-Aire purchase accounting. Adjusted amortization of intangible assets for the three and twelve months ended September 30, 2021 excludes nonrecurring intangible asset amortization related to Silent-Aire purchase accounting of $7 million and $10 million, respectively.

(4) The three and twelve months ended September 30, 2022 exclude the net mark-to-market gains on restricted asbestos investments and pension and postretirement plans of $192 million and $34 million, respectively. The three and twelve months ended September 30, 2021 exclude the net mark-to-market gains on restricted asbestos investments and pension and postretirement plans of $106 million and $402 million, respectively.

(5) Restructuring and impairment costs for the three and twelve months ended September 30, 2022 of $167 million and $721 million, respectively, are excluded from the adjusted non-GAAP results. The restructuring actions and impairment costs for the three months ended September 30, 2022 are related primarily to workforce reductions, impairment of goodwill attributable to the Company's Silent-Aire reporting unit and other asset impairments. The restructuring actions and impairment costs for the twelve months ended September 30, 2022 are related primarily to the impairment of assets associated with businesses classified as held for sale, workforce reductions, impairment of goodwill attributable to the Company's Silent-Aire reporting unit and other asset impairments. Restructuring and impairment costs for the three and twelve months ended September 30, 2021 of $67 million and $242 million, respectively, are excluded from the adjusted non-GAAP results. The restructuring actions and impairment costs for the three and twelve months ended September 30, 2021 are related primarily to workforce reductions and asset impairments.

(6) Management defines earnings before interest and taxes (EBIT) as income from continuing operations before net financing charges, income taxes and noncontrolling interests. EBIT is a non-GAAP performance measure. Management believes this non-GAAP measure is useful to investors in understanding the ongoing operations and business trends of the Company. A reconciliation of EBIT to income from continuing operations is shown earlier within this footnote.

(7) Adjusted income tax provision for the three months ended September 30, 2022 excludes tax benefits related to the expiration of the statute of limitations for certain tax years of $301 million and the net tax effect of other pre-tax adjusting items of $45 million, partially offset by tax provisions related to a Japan valuation allowance establishment of $27 million. Adjusted income tax provision for the twelve months ended September 30, 2022 excludes tax benefits related to the expiration of the statute of limitations for certain tax years of $301 million and the net tax effect of other pre-tax adjusting items of $119 million, partially offset by tax provisions related to a Japan valuation allowance establishment of $27 million and APB23 adjustments attributable to businesses classified as held for sale of $21 million. Adjusted income tax provision for the three months ended September 30, 2021 excludes tax provisions from an intra-entity sale of certain of the Company's intellectual property of $417 million and the net tax effect of other pre-tax adjusting items of $7 million, partially offset by tax benefits related to valuation allowance adjustments of $39 million. Adjusted income tax provision for the twelve months ended September 30, 2021 excludes tax provisions from an intra-entity sale of certain of the Company's intellectual property of $417 million, a Mexico valuation allowance adjustment of $105 million and net tax effect of other pre-tax adjusting items of $51 million, partially offset by tax benefits related to other valuation allowance adjustments of $39 million. A summary of other adjusting items is included earlier within this footnote and in footnote 2.

(8) Adjusted income from continuing operations attributable to noncontrolling interests for the three months ended September 30, 2022 excludes $11 million impact from a Japan valuation allowance establishment. Adjusted income from continuing operations attributable to noncontrolling interests for the twelve months ended September 30, 2022 excludes $11 million impact from a Japan valuation allowance establishment and $5 million impact from restructuring and impairment costs.

(9) Segment EBITA includes a charge for increasing the environmental remediation and related reserves for the three and twelve months ended September 30, 2022 of $222 million is excluded from the adjusted non-GAAP results. The $222 million is related to remediation efforts to be undertaken to address contamination primarily at our facilities in Marinette, Wisconsin.

The Company has presented forward-looking statements regarding adjusted EPS, organic revenue growth, adjusted segment EBITA margin and free cash flow conversion, which are non-GAAP financial measures. These non-GAAP financial measures are derived by excluding certain amounts, expenses, or income from the corresponding financial measures determined in accordance with GAAP. The determination of the amounts that are excluded from these non-GAAP financial measures are a matter of management judgment and depends upon, among other factors, the nature of the underlying expense or income amounts recognized in a given period, including but not limited to the high variability of the net mark-to-market adjustments and the effect of foreign currency exchange fluctuations. Our fiscal 2023 full year and first quarter guidance for organic revenue growth also excludes the effect of acquisitions, divestitures and foreign currency. We are unable to present a quantitative reconciliation of the aforementioned forward-looking non-GAAP financial measures to their most directly comparable forward-looking GAAP financial measures because such information is not available and management cannot reliably predict all of the necessary components of such GAAP measures without unreasonable effort or expense. The unavailable information could have a significant impact on the Company’s fiscal 2023 full year and first quarter GAAP financial results.

2. Diluted Earnings Per Share Reconciliation

The Company's press release contains financial information regarding adjusted earnings per share, which is a non-GAAP performance measure. The adjusting items include net mark-to-market adjustments, restructuring and impairment costs, Silent-Aire other nonrecurring costs, Silent-Aire earn-out adjustment, charges related to the suspension of operations in Russia, Power Solutions divestiture reserve adjustment, certain transaction/separation costs, certain environmental remediation and related reserve adjustments and discrete tax items. The Company excludes these items because they are not considered to be directly related to the underlying operating performance of the Company. Management believes these non-GAAP measures are useful to investors in understanding the ongoing operations and business trends of the Company.

A reconciliation of diluted earnings per share as reported to adjusted diluted earnings per share for the respective periods is shown below (unaudited):

	Net Income Attributable to JCI plc		Net Income Attributable to JCI plc from Continuing Operations		Net Income Attributable to JCI plc		Net Income Attributable to JCI plc from Continuing Operations
	Three Months Ended		Three Months Ended		Twelve Months Ended		Twelve Months Ended
	September 30,		September 30,		September 30,		September 30,
	2022	2021	2022	2021	2022	2021	2022	2021

Earnings per share as reported for JCI plc	$1.10	$0.38	$1.10	$0.38	$2.19	$2.27	$2.19	$2.10

Adjusting items:
Net mark-to-market adjustments	(0.28)	(0.15)	(0.28)	(0.15)	(0.05)	(0.56)	(0.05)	(0.56)
Related tax impact	0.05	0.03	0.05	0.03	(0.01)	0.13	(0.01)	0.13
Restructuring and impairment costs	0.24	0.09	0.24	0.09	1.03	0.34	1.03	0.34
Related tax impact	(0.03)	(0.01)	(0.03)	(0.01)	(0.07)	(0.05)	(0.07)	(0.05)
NCI impact of restructuring and impairment costs	—	—	—	—	(0.01)	—	(0.01)	—
Power Solutions divestiture reserve adjustment	—	—	—	—	—	(0.17)	—	—
Environmental remediation and related reserves adjustment	0.37	—	0.37	—	0.36	—	0.36	—
Related tax impact	(0.08)	—	(0.08)	—	(0.08)	—	(0.08)	—
Transaction/separation costs	0.03	—	0.03	—	0.04	—	0.04	—
Silent-Aire other nonrecurring costs	—	0.02	—	0.02	0.02	0.03	0.02	0.03
Silent-Aire earn-out adjustment	—	—	—	—	(0.06)	—	(0.06)	—
Charges attributable to the suspension of operations in Russia	—	—	—	—	0.01	—	0.01	—
Discrete tax items	(0.40)	0.53	(0.40)	0.53	(0.36)	0.67	(0.36)	0.67
NCI impact of discrete tax items	(0.02)	—	(0.02)	—	(0.02)	—	(0.02)	—

Adjusted earnings per share for JCI plc*	$0.99	$0.88	$0.99	$0.88	$3.00	$2.65	$3.00	$2.65
* May not sum due to rounding

The following table reconciles the denominators used to calculate basic and diluted earnings per share for JCI plc (in millions; unaudited):

	Three Months Ended		Twelve Months Ended
	September 30,		September 30,
	2022	2021	2022	2021

Weighted average shares outstanding for JCI plc
Basic weighted average shares outstanding	688.6	711.7	696.1	716.6
Effect of dilutive securities:
Stock options, unvested restricted stock
and unvested performance share awards	2.6	5.3	3.5	4.5
Diluted weighted average shares outstanding	691.2	717.0	699.6	721.1

3. Organic Growth Reconciliation

The components of the change in net sales for the three months ended September 30, 2022 versus the three months ended September 30, 2021, including organic growth, are shown below (unaudited):

(in millions)	Adjusted Net Sales for the Three Months Ended September 30, 2021	Base Year Adjustments - Divestitures and Other		Base Year Adjustments - Foreign Currency		Adjusted Base Net Sales for the Three Months Ended September 30, 2021	Acquisitions		Organic Growth		Net Sales for the Three Months Ended September 30, 2022
Building Solutions North America	$2,347	$—	—	$(9)	—	$2,338	$7	—	$217	9%	$2,562	9%
Building Solutions EMEA/LA	1,001	(6)	-1%	(114)	-11%	881	14	2%	81	9%	976	-2%
Building Solutions Asia Pacific	715	—	—	(59)	-8%	656	16	2%	79	12%	751	5%
Total field	4,063	(6)	—	(182)	-4%	3,875	37	1%	377	10%	4,289	6%
Global Products	2,332	—	—	(146)	-6%	2,186	—	—	250	11%	2,436	4%
Total net sales	$6,395	$(6)	—	$(328)	-5%	$6,061	$37	1%	$627	10%	$6,725	5%

The components of the change in net sales for the twelve months ended September 30, 2022 versus the twelve months ended September 30, 2021, including organic growth, are shown below (unaudited):

(in millions)	Adjusted Net Sales for the Twelve Months Ended September 30, 2021	Base Year Adjustments - Divestitures and Other		Base Year Adjustments - Foreign Currency		Adjusted Base Net Sales for the Twelve Months Ended September 30, 2021	Acquisitions		Organic Growth		Net Sales for the Twelve Months Ended September 30, 2022
Building Solutions North America	$8,685	$—	—	$(12)	—	$8,673	$22	—	$672	8%	$9,367	8%
Building Solutions EMEA/LA	3,884	(22)	-1%	(269)	-7%	3,593	38	1%	214	6%	3,845	-1%
Building Solutions Asia Pacific	2,616	(1)	—	(121)	-5%	2,494	42	2%	178	7%	2,714	4%
Total field	15,185	(23)	—	(402)	-3%	14,760	102	1%	1,064	7%	15,926	5%
Global Products	8,489	—	—	(339)	-4%	8,150	254	3%	969	12%	9,373	10%
Total net sales	$23,674	$(23)	—	$(741)	-3%	$22,910	$356	2%	$2,033	9%	$25,299	7%
The components of the change in total segment EBITA for the three months ended September 30, 2022 versus the three months ended September 30, 2021, including organic growth, is shown below (unaudited):

(in millions)	Adjusted Segment EBITA for the Three Months Ended September 30, 2021	Base Year Adjustments - Divestitures and Other		Base Year Adjustments - Foreign Currency		Adjusted Base Segment EBITA for the Three Months Ended September 30, 2021	Acquisitions		Organic Growth		Adjusted Segment EBITA for the Three Months Ended September 30, 2022
Total segment EBITA	$1,018	$(2)	—	$(44)	-4%	$972	$6	1%	$129	13%	$1,107	9%
The Company's earnings presentation presents organic growth for each of the periods re-casted as a result of changes in the composition of reportable segments effective October 1, 2021. The components of the change in adjusted net sales, including organic growth, are shown below for the three months ended December 31, 2020 versus the three months ended December 31, 2019, the three months ended March 31, 2021 versus the three months ended March 31, 2020, the three months ended June 30, 2021 versus the three months ended June 30, 2020, the three months ended September 30, 2021 versus the three months ended September 30, 2020, and the twelve months ended September 30, 2021 versus the twelve months ended September 30, 2020 (unaudited).

(in millions)	Adjusted Net Sales for the Three Months Ended December 31, 2019	Base Year Adjustments - Divestitures and Other		Base Year Adjustments - Foreign Currency		Adjusted Base Net Sales for the Three Months Ended December 31, 2019	Acquisitions		Organic Growth		Adjusted Net Sales for the Three Months Ended December 31, 2020
Building Solutions North America	$2,167	$—	—	$3	—	$2,170	$—	—	$(136)	-6%	$2,034	-6%
Building Solutions EMEA/LA	970	—	—	24	2%	994	9	1%	(55)	-6%	948	-2%
Building Solutions Asia Pacific	620	(2)	—	28	5%	646	—	—	(42)	-7%	604	-3%
Total field	3,757	(2)	—	55	1%	3,810	9	—	(233)	-6%	3,586	-5%
Global Products	1,819	(71)	-4%	35	2%	1,783	—	—	(28)	-2%	1,755	-4%
Total net sales	$5,576	$(73)	-1%	$90	2%	$5,593	$9	—	$(261)	-5%	$5,341	-4%

(in millions)	Adjusted Net Sales for the Three Months Ended March 31, 2020	Base Year Adjustments - Divestitures and Other		Base Year Adjustments - Foreign Currency		Adjusted Base Net Sales for the Three Months Ended March 31, 2020	Acquisitions		Organic Growth		Adjusted Net Sales for the Three Months Ended March 31, 2021
Building Solutions North America	$2,175	$—	—	$13	1%	$2,188	$—	—	$(96)	-4%	$2,092	-4%
Building Solutions EMEA/LA	891	—	—	44	5%	935	4	—	(5)	-1%	934	5%
Building Solutions Asia Pacific	518	(2)	—	29	6%	545	—	—	49	9%	594	15%
Total field	3,584	(2)	—	86	2%	3,668	4	—	(52)	-1%	3,620	1%
Global Products	1,860	(62)	-3%	49	3%	1,847	—	—	127	7%	1,974	6%
Total net sales	$5,444	$(64)	-1%	$135	2%	$5,515	$4	—	$75	1%	$5,594	3%

(in millions)	Adjusted Net Sales for the Three Months Ended June 30, 2020	Base Year Adjustments - Divestitures and Other		Base Year Adjustments - Foreign Currency		Adjusted Base Net Sales for the Three Months Ended June 30, 2020	Acquisitions		Organic Growth		Adjusted Net Sales for the Three Months Ended June 30, 2021
Building Solutions North America	$2,020	$—	—	$21	1%	$2,041	$—	—	$171	8%	$2,212	10%
Building Solutions EMEA/LA	795	—	—	60	8%	855	10	1%	136	16%	1,001	26%
Building Solutions Asia Pacific	579	(3)	-1%	40	7%	616	—	—	87	14%	703	21%
Total field	3,394	(3)	—	121	4%	3,512	10	—	394	11%	3,916	15%
Global Products	1,949	(54)	-3%	44	2%	1,939	80	4%	409	21%	2,428	25%
Total net sales	$5,343	$(57)	-1%	$165	3%	$5,451	$90	2%	$803	15%	$6,344	19%

(in millions)	Adjusted Net Sales for the Three Months Ended September 30, 2020	Base Year Adjustments - Divestitures and Other		Base Year Adjustments - Foreign Currency		Adjusted Base Net Sales for the Three Months Ended September 30, 2020	Acquisitions		Organic Growth		Adjusted Net Sales for the Three Months Ended September 30, 2021
Building Solutions North America	$2,243	$—	—	$12	1%	$2,255	$4	—	$88	4%	$2,347	5%
Building Solutions EMEA/LA	957	—	—	17	2%	974	14	1%	13	1%	1,001	5%
Building Solutions Asia Pacific	651	(2)	—	18	3%	667	—	—	48	7%	715	10%
Total field	3,851	(2)	—	47	1%	3,896	18	—	149	4%	4,063	6%
Global Products	2,103	(79)	-4%	10	—	2,034	132	6%	166	8%	2,332	11%
Total net sales	$5,954	$(81)	-1%	$57	1%	$5,930	$150	3%	$315	5%	$6,395	7%

(in millions)	Adjusted Net Sales for the Twelve Months Ended September 30, 2020	Base Year Adjustments - Divestitures and Other		Base Year Adjustments - Foreign Currency		Adjusted Base Net Sales for the Twelve Months Ended September 30, 2020	Acquisitions		Organic Growth		Adjusted Net Sales for the Twelve Months Ended September 30, 2021
Building Solutions North America	$8,605	$—	—	$49	1%	$8,654	$4	—	$27	—	$8,685	1%
Building Solutions EMEA/LA	3,613	—	—	145	4%	3,758	37	1%	89	2%	3,884	8%
Building Solutions Asia Pacific	2,368	(9)	—	115	5%	2,474	—	—	142	6%	2,616	10%
Total field	14,586	(9)	—	309	2%	14,886	41	—	258	2%	15,185	4%
Global Products	7,731	(266)	-3%	138	2%	7,603	212	3%	674	9%	8,489	10%
Total net sales	$22,317	$(275)	-1%	$447	2%	$22,489	$253	1%	$932	4%	$23,674	6%
The organic growth reconciliations presented earlier within this footnote contain financial information regarding adjusted net sales. The following is the reconciliation of net sales as re-casted to adjusted net sales for the three months ended December 31, 2020 and 2019, the three months ended March 31, 2021 and 2020, the three months ended June 30, 2021 and 2020, the three months ended September 30, 2021 and 2020, and the twelve months ended September 30, 2021 and 2020 (unaudited):

	Three Months Ended								Twelve Months Ended
	December 31,		March 31,		June 30,		September 30,		September 30,
(in millions)	2020	2019	2021	2020	2021	2020	2021	2020	2021	2020
Net sales as re-casted
Building Solutions North America	$2,034	$2,167	$2,092	$2,175	$2,212	$2,020	$2,347	$2,243	$8,685	$8,605
Building Solutions EMEA/LA	948	970	934	891	1,001	795	1,001	957	3,884	3,613
Building Solutions Asia Pacific	604	620	594	518	703	579	715	651	2,616	2,368
Global Products	1,755	1,819	1,974	1,860	2,425	1,949	2,329	2,103	8,483	7,731
Net sales as re-casted	5,341	5,576	5,594	5,444	6,341	5,343	6,392	5,954	23,668	22,317

Adjusting items (1)
Building Solutions North America	—	—	—	—	—	—	—	—	—	—
Building Solutions EMEA/LA	—	—	—	—	—	—	—	—	—	—
Building Solutions Asia Pacific	—	—	—	—	—	—	—	—	—	—
Global Products	—	—	—	—	3	—	3	—	6	—
Adjusting items	—	—	—	—	3	—	3	—	6	—

Adjusted net sales
Building Solutions North America	2,034	2,167	2,092	2,175	2,212	2,020	2,347	2,243	8,685	8,605
Building Solutions EMEA/LA	948	970	934	891	1,001	795	1,001	957	3,884	3,613
Building Solutions Asia Pacific	604	620	594	518	703	579	715	651	2,616	2,368
Global Products	1,755	1,819	1,974	1,860	2,428	1,949	2,332	2,103	8,489	7,731
Adjusted net sales	$5,341	$5,576	$5,594	$5,444	$6,344	$5,343	$6,395	$5,954	$23,674	$22,317

(1) Adjusting items to net sales relate to nonrecurring Silent-Aire purchase accounting impacts.
The Company's earnings presentation presents service revenue and organic growth for the three months ended September 30, 2022. The components of the change in service revenue, including organic growth, are shown below (unaudited):

(in millions)	Proforma Service Revenue for the Three Months Ended September 30, 2021	Base Year Adjustments - Divestitures and Other		Base Year Adjustments - Foreign Currency		Adjusted Base Service Revenue for the Three Months Ended September 30, 2021	Acquisitions		Organic Growth		Service Revenue for the Three Months Ended September 30, 2022
Building Solutions North America	$904	$—	—	$(3)	—	$901	$6	1%	$70	8%	$977	8%
Building Solutions EMEA/LA	433	(6)	-1%	(51)	-12%	376	—	—	29	8%	405	-6%
Building Solutions Asia Pacific	184	—	—	(17)	-9%	167	2	1%	19	11%	188	2%
Total field	1,521	(6)	—	(71)	-5%	1,444	8	1%	118	8%	1,570	3%
Global Products	—	—	—	—	—	—	—	—	—	—	—	—
Total service revenue	$1,521	$(6)	—	$(71)	-5%	$1,444	$8	1%	$118	8%	$1,570	3%

The Company's earnings presentation presents service revenue and organic growth for the twelve months ended September 30, 2022. The components of the change in service revenue, including organic growth, are shown below (unaudited):

(in millions)	Proforma Service Revenue for the Twelve Months Ended September 30, 2021	Base Year Adjustments - Divestitures and Other		Base Year Adjustments - Foreign Currency		Adjusted Base Service Revenue for the Twelve Months Ended September 30, 2021	Acquisitions		Organic Growth		Service Revenue for the Twelve Months Ended September 30, 2022
Building Solutions North America	$3,373	$—	—	$(4)	—	$3,369	$19	1%	$271	8%	$3,659	8%
Building Solutions EMEA/LA	1,684	(22)	-1%	(120)	-7%	1,542	2	—	113	7%	1,657	-2%
Building Solutions Asia Pacific	706	(1)	—	(39)	-6%	666	8	1%	35	5%	709	—
Total field	5,763	(23)	—	(163)	-3%	5,577	29	1%	419	8%	6,025	5%
Global Products	—	—	—	—	—	—	—	—	—	—	—	—
Total service revenue	$5,763	$(23)	—	$(163)	-3%	$5,577	$29	1%	$419	8%	$6,025	5%

The Company's earnings presentation presents proforma service revenue and organic growth for the three months ended December 31, 2020, the three months ended March 31, 2021, the three months ended June 30, 2021, the three months ended September 30, 2021, and the twelve months ended September 30, 2021. The components of the change in proforma service revenue, including organic growth, for each period for which proforma financial information is presented are shown below (unaudited).

(in millions)	Proforma Service Revenue for the Three Months Ended December 31, 2019	Base Year Adjustments - Divestitures and Other		Base Year Adjustments - Foreign Currency		Adjusted Base Service Revenue for the Three Months Ended December 31, 2019	Acquisitions		Organic Growth		Proforma Service Revenue for the Three Months Ended December 31, 2020
Building Solutions North America	$811	$—	—	$1	—	$812	$—	—	$(20)	-2%	$792	-2%
Building Solutions EMEA/LA	414	—	—	5	1%	419	3	1%	(5)	-1%	417	1%
Building Solutions Asia Pacific	165	(2)	-1%	7	4%	170	—	—	(2)	-1%	168	2%
Total field	1,390	(2)	—	13	1%	1,401	3	—	(27)	-2%	1,377	-1%
Global Products	—	—	—	—	—	—	—	—	—	—	—	—
Total service revenue	$1,390	$(2)	—	$13	1%	$1,401	$3	—	$(27)	-2%	$1,377	-1%

(in millions)	Proforma Service Revenue for the Three Months Ended March 31, 2020	Base Year Adjustments - Divestitures and Other		Base Year Adjustments - Foreign Currency		Adjusted Base Service Revenue for the Three Months Ended March 31, 2020	Acquisitions		Organic Growth		Proforma Service Revenue for the Three Months Ended March 31, 2021
Building Solutions North America	$818	$—	—	$4	—	$822	$—	—	$(2)	—	$820	—
Building Solutions EMEA/LA	396	—	—	16	4%	412	2	—	(7)	-2%	407	3%
Building Solutions Asia Pacific	160	(2)	-1%	11	7%	169	—	—	2	1%	171	7%
Total field	1,374	(2)	—	31	2%	1,403	2	—	(7)	—	1,398	2%
Global Products	—	—	—	—	—	—	—	—	—	—	—	—
Total service revenue	$1,374	$(2)	—	$31	2%	$1,403	$2	—	$(7)	—	$1,398	2%

(in millions)	Proforma Service Revenue for the Three Months Ended June 30, 2020	Base Year Adjustments - Divestitures and Other		Base Year Adjustments - Foreign Currency		Adjusted Base Service Revenue for the Three Months Ended June 30, 2020	Acquisitions		Organic Growth		Proforma Service Revenue for the Three Months Ended June 30, 2021
Building Solutions North America	$770	$—	—	$9	1%	$779	$—	—	$78	10%	$857	11%
Building Solutions EMEA/LA	349	—	—	26	7%	375	4	1%	48	13%	427	22%
Building Solutions Asia Pacific	156	(3)	-2%	12	8%	165	—	—	18	11%	183	17%
Total field	1,275	(3)	—	47	4%	1,319	4	—	144	11%	1,467	15%
Global Products	—	—	—	—	—	—	—	—	—	—	—	—
Total service revenue	$1,275	$(3)	—	$47	4%	$1,319	$4	—	$144	11%	$1,467	15%

(in millions)	Proforma Service Revenue for the Three Months Ended September 30, 2020	Base Year Adjustments - Divestitures and Other		Base Year Adjustments - Foreign Currency		Adjusted Base Service Revenue for the Three Months Ended September 30, 2020	Acquisitions		Organic Growth		Proforma Service Revenue for the Three Months Ended September 30, 2021
Building Solutions North America	$835	$—	—	$4	—	$839	$3	—	$62	7%	$904	8%
Building Solutions EMEA/LA	435	—	—	6	1%	441	1	—	(9)	-2%	433	—
Building Solutions Asia Pacific	180	(2)	-1%	4	2%	182	—	—	2	1%	184	2%
Total field	1,450	(2)	—	14	1%	1,462	4	—	55	4%	1,521	5%
Global Products	—	—	—	—	—	—	—	—	—	—	—	—
Total service revenue	$1,450	$(2)	—	$14	1%	$1,462	$4	—	$55	4%	$1,521	5%

(in millions)	Proforma Service Revenue for the Twelve Months Ended September 30, 2020	Base Year Adjustments - Divestitures and Other		Base Year Adjustments - Foreign Currency		Adjusted Base Service Revenue for the Twelve Months Ended September 30, 2020	Acquisitions		Organic Growth		Proforma Service Revenue for the Twelve Months Ended September 30, 2021
Building Solutions North America	$3,234	$—	—	$18	1%	$3,252	$3	—	$118	4%	$3,373	4%
Building Solutions EMEA/LA	1,594	—	—	53	3%	1,647	10	1%	27	2%	1,684	6%
Building Solutions Asia Pacific	661	(9)	-1%	34	5%	686	—	—	20	3%	706	7%
Total field	5,489	(9)	—	105	2%	5,585	13	—	165	3%	5,763	5%
Global Products	—	—	—	—	—	—	—	—	—	—	—	—
Total service revenue	$5,489	$(9)	—	$105	2%	$5,585	$13	—	$165	3%	$5,763	5%

4. Free Cash Flow Conversion

The Company's press release contains financial information regarding free cash flow and free cash flow conversion, which are non-GAAP performance measures. Free cash flow is defined as cash provided by operating activities less capital expenditures. Free cash flow conversion is defined as free cash flow divided by adjusted net income attributable to JCI. Management believes these non-GAAP measures are useful to investors in understanding the strength of the Company and its ability to generate cash. These non-GAAP measures can also be used to evaluate our ability to generate cash flow from operations and the impact that this cash flow has on our liquidity.

The following is the three months and twelve months ended September 30, 2022 and 2021 reconciliation of free cash flow and free cash flow conversion for continuing operations (unaudited):

	Three Months Ended		Twelve Months Ended
(in millions)	September 30, 2022	September 30, 2021	September 30, 2022	September 30, 2021
Cash provided by operating activities from continuing
operations	$1,179	$529	$1,990	$2,551
Capital expenditures	(162)	(228)	(592)	(552)
Free cash flow	$1,017	$301	$1,398	$1,999

Adjusted net income from continuing operations
attributable to JCI	$682	$628	$2,097	$1,910
Free cash flow conversion	149%	48%	67%	105%

5. Net Debt to EBITDA

The Company provides financial information regarding net debt to adjusted EBITDA, which is a non-GAAP performance measure. The Company believes the total net debt to adjusted EBITDA ratio is useful to understanding the Company's financial condition as it provides a review of the extent to which the Company relies on external debt financing for its funding and is a measure of risk to its shareholders. The following is the September 30, 2022, June 30, 2022, and September 30, 2021 calculation of net debt to adjusted EBITDA (unaudited):

(in millions)	September 30, 2022	June 30, 2022	September 30, 2021
Short-term debt and current portion of long-term debt	$1,534	$2,298	$234
Long-term debt	7,426	7,194	7,506
Total debt	8,960	9,492	7,740
Less: cash and cash equivalents	2,031	1,506	1,336
Total net debt	$6,929	$7,986	$6,404

Last twelve months adjusted EBITDA	$3,693	$3,617	$3,518

Total net debt to adjusted EBITDA	1.9x	2.2x	1.8x

The following is the last twelve months ended September 30, 2022, June 30, 2022, and September 30, 2021 reconciliation of income from continuing operations to adjusted EBIT and adjusted EBITDA, which are non-GAAP performance measures (unaudited):

(in millions)	Last Twelve Months Ended September 30, 2022	Last Twelve Months Ended June 30, 2022	Last Twelve Months Ended September 30, 2021
Income from continuing operations	$1,723	$1,230	$1,746
Income tax (benefit) provision	(13)	680	868
Net financing charges	213	200	206
EBIT	1,923	2,110	2,820
Adjusting items:
Net mark-to-market adjustments	(34)	52	(402)
Restructuring and impairment costs	721	621	242
Environmental remediation and related reserves adjustment	255	—	—
Silent-Aire other nonrecurring costs	13	26	23
Silent-Aire earn-out adjustment	(43)	(43)	—
Charges attributable to the suspension of operations in Russia	11	11	—
Transaction/separation costs	30	9	—
Adjusted EBIT (1)	2,876	2,786	2,683
Depreciation and amortization	817	831	835
Adjusted EBITDA (1)	$3,693	$3,617	$3,518

(1) The Company's definition of adjusted EBIT and adjusted EBITDA excludes special items because these costs are not considered to be directly related to the underlying operating performance of its businesses. Management believes this non-GAAP measure is useful to investors in understanding the ongoing operations and business trends of the Company.

6. Trade Working Capital as a Percentage of Net Sales

The Company provides financial information regarding trade working capital as a percentage of net sales, which is a non-GAAP performance measure. Trade working capital is defined as current assets less current liabilities, excluding cash, short-term debt, the current portion of long-term debt, the current portion of assets and liabilities held for sale, accrued compensation and benefits, and other current assets and liabilities. Management believes this non-GAAP measure, which excludes financing-related items, non-trade related items and businesses to be divested, is a more useful measurement of the Company's operating performance. The following is the September 30, 2022 and September 30, 2021 calculation of trade working capital as a percentage of net sales (unaudited):

(in millions)	September 30, 2022	September 30, 2021
Current assets	$11,685	$9,998
Current liabilities	(11,239)	(9,098)
Total working capital	446	900

Less: cash and cash equivalents	(2,031)	(1,336)
Less: assets held for sale	(387)	—
Less: other current assets	(1,229)	(992)
Add: short-term debt	669	8
Add: current portion of long-term debt	865	226
Add: accrued compensation and benefits	978	1,008
Add: liabilities held for sale	236	—
Add: other current liabilities	2,482	2,473
Trade working capital	$2,029	$2,287

Last twelve months net sales	$25,299	$23,668

Trade working capital as a percentage of net sales	8.0%	9.7%

7. Income Taxes

The Company's effective tax rate from continuing operations before consideration of net mark-to-market adjustments, restructuring and impairment costs, Silent-Aire nonrecurring intangible asset amortization and purchase accounting, charges related to the suspension of operations in Russia, certain transaction/separation costs, certain environmental remediation and related reserve adjustments and discrete tax items for the three and twelve months ended September 30, 2022 and September 30, 2021 is approximately 13.5%.

8. Restructuring and Impairment Costs

Restructuring and impairment costs for the three and twelve months ended September 30, 2022 of $167 million and $721 million, respectively, are excluded from the adjusted non-GAAP results. The restructuring actions and impairment costs for the three months ended September 30, 2022 are related primarily to workforce reductions, impairment of goodwill attributable to the Company's Silent-Aire reporting unit and other asset impairments. The restructuring actions and impairment costs for the twelve months ended September 30, 2022 are related primarily to the impairment of assets associated with businesses classified as held for sale, workforce reductions, impairment of goodwill attributable to the Company's Silent-Aire reporting unit and other asset impairments.The three and twelve months ended September 30, 2021 include restructuring and impairment costs of $67 million and $242 million, respectively, related primarily to workforce reductions and asset impairments.